Exhibit 10.5

SECOND AMENDMENT

TO

AMENDED AND RESTATED

PROPERTY MANAGEMENT AND LEASING AGREEMENT

This Second Amendment to the Amended and Restated Property Management and Leasing Agreement (the “Amendment”) is made and entered into on this 25th day of July, 2016 by and among Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the “Company”), Behringer Harvard Opportunity OP II LP, a Texas limited partnership (the “Operating Partnership”), and Behringer Harvard Opportunity II Management Services, LLC, a Texas limited liability company (“BHOMS”), Behringer Harvard Real Estate Services, LLC, a Texas limited liability company (“BHRES”), (BHOMS and BHRES collectively, the “Manager”), and Gardens Medical Pavilion, LLC, a Florida limited liability company, Behringer Harvard Arbors, LLC, a Delaware limited liability company, Behringer Harvard/Scion UGA, LLC, a Delaware limited liability company, 22 Exchange Student Housing, LLC, a Delaware limited liabilitiy company, SL Parkside Apts, LLC, a Delaware limited liability company, and Behringer Harvard Margate, LLC, a Delaware limited liability company, (each, individually, an “SPE” and, collectively, the “SPEs”).  The Company, the Operating Partnership, BHOMS, BHRES, and the SPEs shall be called the “Parties.”

WHEREAS, the Company, the Operating Partnership, and BHOMS previously entered into that certain Amended and Restated Property Management and Leasing Agreement dated August 13, 2008 (the “Agreement”).

WHEREAS, BHRES, BHOMS, and each SPE became a party to the Agreement pursuant to the execution of a partial assignment and assumption of the Agreement.

WHEREAS, the Parties previously entered into that certain First Amendment to the Amended and Restated Property Management and Leasing Agreement dated June 6, 2014 and effective January 1, 2014.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree, as follows:

1.             Defined Terms. Any term used in this Amendment that is not otherwise defined shall have the meaning ascribed to such term as provided in the Agreement.

2.             Amendment to Section 8.16.  Section 8.16 of the Agreement is hereby deleted in its entirety and replaced with the following:

8.16        Non-Solicitation.  During the period commencing on the date on which this Amendment is entered into and ending one year following the termination of this Agreement, the Company shall not, without Manager’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of Manager or its affiliates or (ii) hire, on behalf of the Company, the Operating Partnership or any other person or entity, any person who has within the prior year left his or her employment with Manager or its affiliates.  During the period commencing on the date hereof through and ending one year following the termination of this Agreement, neither the Company nor the Operating Partnership shall, whether for its own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the relationship of Manager or its affiliates with, or endeavor to entice away from Manager or its affiliates, any person who during the term of the Agreement is, or during the preceding one-year period was, a customer of Manager its affiliates.  Notwithstanding the foregoing, the obligations of the Company and the Operating Partnership under this section shall be waived and shall not apply in the following circumstances:

(a)           (i) Manager files for a voluntary petition under Title 11 of the United States Code, 11 U.S.C. §101, et seq., as amended from time to time, or any successor statute or statutes (the “Bankruptcy Code”) Code or any other Federal or state bankruptcy, receivership or insolvency law; or  (ii)  an involuntary petition is filed against Manager under the Bankruptcy Code or any other Federal or state bankruptcy, receivership or insolvency law, and such petition or proceeding has not been dismissed or terminated within 60 days of such filing; or

(b)           in the event Manager either (i) terminates this Agreement pursuant to Section 7.1 hereof because Manager is no longer in the business of providing property management services or (ii) materially breaches its obligations to provide the services set forth herein, and such material breach continues uncured for 15 business days after the date the Company or the Operating Partnership has given Manager written notice of such material breach pursuant to Section 8.1 hereof.

3.             Continuing Effect.  Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

4.             Counterparts.  The Parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the 25th day of July 2016.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

By:		/s/ Andreas K. Bremer
Andreas K. Bremer
Chairman of the Special Committee and Authorized Signatory

BEHRINGER HARVARD OPPORTUNITY OP II, LP

By:		BHO II, Inc.,
its general partner

	By:	/s/ Thomas P. Kennedy
Thomas P. Kennedy
President

BEHRINGER HARVARD OPPORTUNITY II MANAGEMENT SERVICES, LLC

By:		Behringer Harvard Opportunity REIT II Services Holdings, LLC,
its sole member

	By:	/s/ Robert S. Aisner
Robert S. Aisner
Chief Executive Officer

BEHRINGER HARVARD REAL ESTATE SERVICES, LLC

By:		/s/ Robert S. Aisner
Robert S. Aisner
Chief Executive Officer and President

GARDENS MEDICAL PAVILION, LLC

By:		/s/ Thomas P. Kennedy
Thomas P. Kennedy
President

BEHRINGER HARVARD ARBORS, LLC
By:	Harbor Town Apartments
Its managing member

	By:	FinPar Harbor Town/Memphis, L.L.C.
Its managing member

By:
C. Harris Haston
Authorized Member

BEHRINGER HARVARD/SCION UGA, LLC
By:	Scion Athens Investors LLC,
its Managing Member

	By:	Scion Operating Manager LLC,
its Manager

By:
Robert D. Bronstein
Manager

22 EXCHANGE STUDENT HOUSING, LLC
By:	22 Exchange, LLC
its Sole Member

	By:	/s/ Thomas P. Kennedy
Thomas P. Kennedy
President

SL PARKSIDE APTS, LLC
By:	SL Parkside Holding, LLC
its Managing Member

	By:	/s/ Thomas P. Kennedy
Thomas P. Kennedy
President

BEHRINGER HARVARD MARGATE, LLC
By:	Margate Peak, LLC
its Managing Member

By:
Luke Simpson
Manager